UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

On August 6, 2015, the Board of Directors of The Providence Service Corporation, or Providence, appointed James Lindstrom as President and Chief Executive Officer. Mr. Lindstrom, who has served as Executive Vice President and Chief Financial Officer of Providence since January 14, 2015, was also appointed to the Board of Directors by the Board (upon recommendation of the Nominating and Corporate Governance Committee) to fill the vacancy on the Board created by the resignation of Warren Rustand effective June 1, 2015. Before his employment with Providence, Mr. Lindstrom, age 42, was President and Chief Executive Officer of Integrated Electrical Services, Inc., or IES, since October 2011, and previously served as Interim President and Chief Executive Officer of IES since June 2011, and as a member of the Board of Directors of IES since May 2010. Over a 20 year-career, Mr. Lindstrom has led or invested in major turnarounds and companies experiencing strategic transformations in a variety of industries, including the financial services, energy, business services and manufacturing industries. Prior to joining IES, Mr. Lindstrom was employed by Tontine Associates, LLC, a private investment fund and an affiliate of IES's majority stockholder, from 2006 until October 2011. Mr. Lindstrom's operating experience also includes his role as the Chief Financial Officer of Centrue Financial Corporation from 2003 to January 2006 and his time at ChiRex Inc., a pharmaceutical services company, from 1996 through 2000. Mr. Lindstrom began his career at CS First Boston in 1994. He received his BA from Colby College and his MBA from the Tuck School of Business at Dartmouth. Mr. Lindstrom has also served as a director or a board observer of multiple publicly-traded companies.

There are no family relationships between Mr. Lindstrom and any director or officer of Providence, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Lindstrom had served as the Company’s Chief Financial Officer since January 26, 2015 under the terms of an employment agreement (the “Prior Employment Agreement”) dated that date. The Company and Mr. Lindstrom entered into an employment agreement (the “Employment Agreement”), dated August 6, 2015 (the “Effective Date”), in connection with the appointment of Mr. Lindstrom as President and Chief Executive Officer. The Employment Agreement replaces the Prior Employment Agreement. The Employment Agreement provides for a term commencing as of the Effective Date and ending December 31, 2017.

Under the terms of the Employment Agreement, as of the Effective Date Mr. Lindstrom’s annual base salary is $650,000. In addition to his annual base salary, during the term of the Employment Agreement Mr. Lindstrom is eligible to participate in bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his position and with the Company’s then current policies and practices. For the period commencing January 14, 2015 and for the remainder of 2015, Mr. Lindstrom is eligible to participate in a bonus program under which he will be paid an amount equal to seventy-five percent (75%) of his aggregate base salary payable during 2015 under the Prior Employment Agreement and the Employment Agreement, upon the achievement of a financial performance target set by the Board for 2015, and up to an additional twenty-five percent (25%) for performance in excess of such target. For the 2016 calendar year, Mr. Lindstrom will be eligible to receive as a bonus an amount equal to ninety percent (90%) of his base salary for such year upon the achievement of goals to be determined by the Board or compensation committee of the Board.

The Company will maintain term life insurance on the life of Mr. Lindstrom for a period of five years. Mr. Lindstrom will have the absolute right to designate the beneficiaries under his policy. The Company will pay the premium for the shorter of (i) the period of five years commencing on the later of (a) the Effective Date or (b) the date the insurance goes into effect or (ii) the period Mr. Lindstrom is employed by the Company. Premiums in respect thereof will thereafter be paid by Mr. Lindstrom.

Mr. Lindstrom is eligible to receive a severance benefit in the event he is terminated by the Company without Cause (as such term is defined in the Employment Agreement). The severance benefit to which Mr. Lindstrom will be entitled following such termination is equal to (i) any bonus, if earned, relating to a fiscal year which was completed before the effectiveness of his termination, (ii) any bonus, if earned, for the fiscal year through the date of effectiveness of his termination (pro-rated based on the number of days he is employed during the applicable fiscal year), and (iii) an amount, paid in periodic installments corresponding to the Company’s regular payroll periods, equal to the base salary he would be entitled to receive for the period (the “Post Employment Payment Period”) which is (a) the lesser of (1) the date of effectiveness of Mr. Lindstrom’s termination through the end of the term of the Employment Agreement, or (2) one year from the date of effectiveness of Mr. Lindstrom’s termination, or (b) if greater, six months from the date of effectiveness of Mr. Lindstrom’s termination. Payment of the severance benefit to Mr. Lindstrom will be contingent upon his execution of a general release in favor of the Company and that on or prior to the payment date such general release is not revoked and Mr. Lindstrom is not in material breach of the Employment Agreement.

Certain payment provisions of the Employment Agreement with Mr. Lindstrom are also triggered by a Change in Control (as such term is defined in the Employment Agreement) and an ensuing negative employment event. If a Change in Control of the Company occurs during the term of the Employment Agreement, and after such Change in Control but prior to the end of the term of the Employment Agreement the Company terminates Mr. Lindstrom’s employment without Cause, in lieu of any other amounts payable under the Employment Agreement, Mr. Lindstrom is entitled to receive the sum of (i) a lump sum payment in an amount equal to two times his base salary, and (ii) a pro-rata portion of any bonus earned prior to Mr. Lindstrom’s termination.

If the sum of any lump sum payments and other benefits payable to Mr. Lindstrom in connection with a Change in Control would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), then such lump sum payment or other benefit due to Mr. Lindstrom will be reduced to the largest amount that will not result in receipt by him of a parachute payment.

The Employment Agreement includes restrictive covenants providing for non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement by Mr. Lindstrom. The term of the non-solicitation and non-piracy covenants is the period that includes the term of Mr. Lindstrom’s employment and for two years thereafter. The term of the non-competition covenant is the period that includes the term of Mr. Lindstrom’s employment, and (A) in the case of Mr. Lindstrom’s resignation or termination by the Company for Cause, two years following the effective date of Mr. Lindstrom’s termination of employment, or (B) in the case of termination by the Company without Cause, during the Post Employment Payment Period or, if the Company elects to continue to pay Mr. Lindstrom his base salary for such period, up to two years following the effectiveness of termination of Mr. Lindstrom’s employment.

The preceding description of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Appointment of interim Chief Financial Officer

On August 6, 2015, the Board of Directors of Providence also appointed David Shackelton to serve on an interim basis as Chief Financial Officer while the Company conducts a search for a permanent replacement. Mr. Shackelton, age 29, has served with Providence as Vice President, Head of Corporate Development, since February 17, 2014. Prior to joining Providence, he served as a private equity investment professional at Mill Road Capital in 2013 and at the Blackstone Group from 2008 to 2011. Mr. Shackelton has a B.A. in economics from Yale University and a M.B.A. from Stanford Graduate School of Business. In connection with his appointment as interim Chief Financial Officer, Mr. Shackelton’s base salary was increased to $300,000 per year.

Mr. Shackelton is the brother of Chris Shackelton, the Chairman of the Board of Providence and interim Chief Executive Officer from June 1, 2015 until August 6, 2015. David Shackelton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Adoption of Long Term Incentive Program and Grant of Options

On August 6, 2015 the Compensation Committee of the Board of Directors of Providence adopted the 2015 Holding Company LTI Program (the “HoldCo LTI Program”) under the Providence 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”). The HoldCo LTI Program is designed to provide long term performance based awards to certain executive officers of Providence. Under the program, executives will receive shares of Providence common stock based on the shareholder value created in excess of an 8.0% compounded annual return between the grant date (calculated on the basis of the Providence stock price equal to the volume weighted average of the common share price over a 90 day period ending on the award date) and December 31, 2017, calculated on the basis of a similar 90 day volume weighted average (the “Extraordinary Shareholder Value”). A pool for use in the allocation of awards will be created equal to 8.0% of the Extraordinary Shareholder Value. Participants in the HoldCo LTI Program will receive a percentage allocation of any such pool and, following determination of the size of the pool, will be entitled to a number of shares equal to their pro rata portion of the pool divided by the volume weighted average of the Company’s per share price over the 90 day period ending on December 31, 2017. Of the shares allocated, 60% will be issued to the participant on or shortly following determination of the pool, 25% will vest and be issued on the one year anniversary of such determination date, subject to continued employment, and the remaining 15% will be issued on the second anniversary of the determination date, subject to continued employment.

The HoldCo LTI Program provides for pro rata participation by a participant who has had a Qualified Termination (as defined in the HoldCo LTI Program) payable when awards are paid to other participants, and provides for forfeiture of all participation rights for a termination other than a Qualified Termination. The program provides that in the event of a Change in Control (as defined by the 2006 Plan) on or before December 31, 2017, all outstanding awards will be settled on the closing date of the Change in Control in an amount of cash and/or unrestricted stock that together have a fair market value equal to the total amount otherwise payable to the participant under the program determined as of such closing date without reference to any vesting requirements otherwise applicable. In the event of a Change in Control after December 31, 2017, each participant will receive on the closing date of the Change in Control cash and/or unrestricted stock having a fair market value equal to the total amount otherwise payable to the participant based on the determination as of December 31, 2017 with no delay with respect to any otherwise applicable vesting requirements.

On August 6, 2015, the Compensation Committee of Providence made awards to executive officers under the HoldCo LTI Program with participation percentages as follows:

James M. Lindstrom, President and Chief Executive Officer	40%

David Shackelton, interim Chief Financial Officer	20%

Michael-Bryant Hicks, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	7.5%

Justina Uzzell, Senior Vice President and Chief People Officer	7.5%

The preceding description of the HoldCo LTI Program is qualified in its entirety by reference to the text of the program and the related award agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Further, on August 6, 2015, the Compensation Committee made awards of options to purchase common stock of Providence to certain executive officers and other employees of Providence. The awards were granted in two forms. First, each executive received a special stock option exercisable for ten business days from the date of grant to purchase 11,319 shares of common stock at an exercise price of $44.17 per share (the fair market value on the date of grant) (the “Special Options”). All shares purchased pursuant to the Special Options will be fully-owned and vested as of the date of purchase. Each optionee also received a matching option grant to purchase the same number of shares at the same exercise price as the Special Options (the “Matching Options”), which will vest on the third anniversary of grant and be exercisable for a period of two years thereafter, for a term of five years. Matching Options will be forfeited on a share per share basis to the extent the Special Options are not exercised prior to termination such that if a Special Option expires without exercise, the full related Matching Option would be forfeited. Further, until vested, the Matching Options are subject to forfeiture on a share per share basis to the extent the optionee sells any shares of Providence common stock held by the optionee whether received pursuant to the 2006 Plan or purchased in the open market. The Matching Options are otherwise subject to terms substantially identical to those applicable to Providence’s previously granted time-vested stock options, including continued employment, and will vest fully in connection with a Change in Control. All options were granted pursuant to the 2006 Plan.

The preceding description of the options granted is qualified in its entirety by reference to the text of the forms of option agreement, which are attached hereto as Exhibit 10.3 and 10.4 and are incorporated by reference herein.

On August 6, 2015, Special Options and Matching Options were granted to the following executive officers in the following amounts, as well as four other employees:

Name	Number Special Options	Number Matching Options
James Lindstrom	11,319	11,319
David Shackelton	11,319	11,319
Michael-Bryant Hicks	11,319	11,319
Justina Uzzell	11,319	11,319
Herman Schwarz	11,319	11,319
Jack Sawyer	11,319	11,319
Michael Fidgeon	11,319	11,319
Walt Cooper	11,319	11,319

Item 8.01 Other Events.

On August 6, 2015, Providence issued a press release announcing the appointment of Mr. Lindstrom and Mr. Shackelton as described herein, which is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01

(d) Exhibits

10.1	Employment Agreement, dated August 6, 2015, by and between The Providence Service Corporation and James Lindstrom

10.2	2015 HoldCo LTI Program of Providence Service Corporation

10.3	Form of Special Option Award Agreement

10.4	Form of Matching Option Award Agreement

99.1	Press release, dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 11, 2015	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer